UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant [	]

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

WELLS FARGO FUNDS TRUST

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.)	Title of each class of securities to which transaction applies:
2.)	Aggregate number of securities to which transaction applies:
3.)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):
4.)	Proposed maximum aggregate value of transaction:
5.)	Total fee paid:

“IMPORTANT PROXY UPDATE – PLEASE RESPOND”

WELLS FARGO ADVANTAGE C&B MID CAP VALUE FUND

Dear Shareholder:

Recently we mailed you important proxy materials regarding the C&B Mid Cap Value Fund. The shareholder meeting originally scheduled for January 28, 2008, has been adjourned to March 3, 2008, at 10:00 a.m. because of insufficient shareholder response. Until a sufficient number of shares are voted, further meeting adjournments may be necessary. We are reminding you that your vote is extremely important. For this reason, we kindly ask that you vote today. The Board of Trustees of Wells Fargo Funds Trust unanimously recommends that you vote FOR the proposal.

How can I easily vote my shares today?

•	By logging on to the Internet site shown on your proxy card(s) and following the on-screen instructions;
•	By dialing the toll-free telephone number shown on your proxy card(s) and following the recorded instructions; or
•	By marking, signing, and mailing the enclosed proxy card in the postage-paid envelope provided.

If you have already voted, thank you for your response. If you have any questions about the proposals or proxy materials, please call our proxy solicitation firm, D.F. King & Co., Inc., whom you may have already heard from, toll-free at 1-800-829-6554. We appreciate your immediate attention. Thank you.

Wells Fargo Advantage Funds

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Advantage Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the Funds. The Funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA/SIPC, an affiliate of Wells Fargo & Company.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

February 11, 2008

Shareholder Meeting for Wells Fargo Advantage C&B Mid Cap Value Fund Adjourned Until March 3, 2008

On February 11, 2008, the shareholder meeting for the Wells Fargo Advantage C&B Mid Cap Value Fund was adjourned until March 3, 2008. Shareholders are being asked to approve a new subadvisory agreement with Cooke & Bieler, L.P., on behalf of the Fund. The C&B Mid Cap Value Fund had not yet received the necessary shareholder participation (50% of the outstanding shares of the Fund) to meet all the voting requirements as of February 11, 2008. Consequently, the meeting for the Fund was adjourned until March 3, 2008, at 10:00 a.m., Pacific Time. Of the votes received to date, the majority of them are in favor of the proposal. We will continue to accept and solicit shareholder proxies for the C&B Mid Cap Value Fund until the next meeting date.

As we previously communicated on January 28, 2008, shareholders of three Wells Fargo Advantage Funds approved new subadvisory agreements with Cooke & Bieler, L.P., on behalf of their Fund(s). The three Funds that approved the new agreements were:

•	Wells Fargo Advantage C&B Large Cap Value Fund
•	Wells Fargo Advantage Value Fund
•	Wells Fargo Advantage VT C&B Large Cap Value Fund

With shareholder approval of the new subadvisory agreements for all four Funds, Cooke & Bieler, L.P., will be renamed Cooke & Bieler, LLP, as the result of a change in ownership of the firm.

Investment professionals with questions about this information may contact the

Wells Fargo Advantage Funds Sales Desk at 1-888-877-9275.

Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Advantage Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the Funds. The Funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA/SIPC, an affiliate of Wells Fargo & Company. 109021 02-08

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE